Exhibit 99.1

Grace News
Media Relations Caitlin Leopold +1 410.531.8870 caitlin.leopold@grace.com	Investor Relations Jason Hershiser +1 410.531.8835 jason.hershiser@grace.com

Grace Completes Acquisition of Fine Chemistry Business

COLUMBIA, Md., JUNE 1, 2021 – W. R. Grace & Co. (NYSE: GRA, the “Company”) today announced the completion of its acquisition of the Fine Chemistry Services business (“FCS”) of Albemarle Corporation (NYSE: ALB) for approximately $570 million, including $300 million paid in cash and $270 million funded through the issuance to Albemarle of non-participating preferred equity of a newly created Grace subsidiary.

“This investment represents an important step forward in Grace’s growth strategy. FCS brings compelling innovation and manufacturing capabilities to our Materials Technologies business, enabling us to better serve our customers with high-value solutions that span every stage of their development cycle,” said Hudson La Force, Grace’s President and Chief Executive Officer. “We are thrilled to welcome the FCS team to Grace and look forward to leveraging their deep expertise to strengthen and expand our fast-growing pharma portfolio.”

“FCS builds on the strengths of our Materials Technologies portfolio by expanding our expertise and offerings and further deepens our position in high growth pharma markets such as oncology, diabetes, cardiovascular, and antiviral. The talented and engaged team shares our values and vision to be indispensable to our customers. Our customers will be delighted with the benefits of the combined innovation and manufacturing capabilities,” said Sandra Wisniewski, President, Grace Materials Technologies.

Pharma & Consumer is the largest, fastest growing and most profitable subsegment within Grace’s Materials Technologies business. FCS adds a comprehensive portfolio of high-value products and services with highly complementary analytical, regulatory and manufacturing capabilities to Grace’s existing pharma portfolio focused on chromatographic resins, formulation excipients and drug delivery, pharmaceutical intermediates and active pharmaceutical ingredients.

About Grace
Built on talent, technology, and trust, Grace is a leading global specialty chemical company. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,300 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of the COVID-19 pandemic on our business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; markets for securities; the anticipated timing of closing of the proposed transaction between Grace and affiliates of Standard Industries Holdings Inc. and the potential benefits of the proposed transaction. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

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Securities Exchange Act of 1934, as amended. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of its customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between Grace and Standard Industries Holdings Inc.’s affiliates; the failure to obtain Grace shareholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of Grace to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic), and other factors detailed in Grace’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020, as amended, and Grace’s other filings with the SEC, which are available at http://www.sec.gov and on Grace’s website at www.grace.com. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Grace undertakes no obligation to release publicly any revisions to its forward-looking statements, or to update them to reflect events or circumstances occurring after the dates those statements are made.

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